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EXHIBIT 21.  SUBSIDIARIES OF THE REGISTRANT

                         FIRST ALLIANCE CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT

First Alliance Mortgage Company
Incorporated in California
Names under which the subsidiary also does business: First Alliance Credit Corporation and Pacific Reconveyance.

First Alliance Services
Incorporated in California

First Alliance Residual Holding Company
Incorporated in Delaware

First Alliance Acceptance Corporation
Incorporated in Delaware

First Alliance Mortgage Company Limited
Incorporated in the United Kingdom

First Alliance Corporation, Limited
Incorporated in the United Kingdom